EXHIBIT 3.1

                        RESTATED CERTIFICATE OF INCORPORATION
                                         OF
                             UNION CARBIDE CORPORATION

                  UNDER SECTION 807 OF THE BUSINESS CORPORATION LAW


     The undersigned William H. Joyce and John Macdonald, being respectively the President and Assistant Secretary of Union Carbide Corporation, hereby certify as follows:

     1. The name of the Corporation is Union Carbide Corporation. The name under which the Corporation was formed was Union Carbide and Carbon Corporation.

     2. The certificate of incorporation was filed in the Office of the Secretary of State of the State of New York on November 1, 1917.

     3. This restatement of the certificate of incorporation of the Corporation was authorized by unanimous written consent of the Board of Directors of the Corporation.

     4. The certificate of incorporation, as heretofore amended and changed to date, is hereby restated, without further amendment or change, to read in its entirety as follows:



                         CERTIFICATE OF INCORPORATION

                                       OF

                           UNION CARBIDE CORPORATION

              UNDER SECTION 402 OF THE BUSINESS CORPORATION LAW


     l.     The name of the Corporation is Union Carbide Corporation.

     2. The Corporation may engage in any lawful act or activity for which corporations may be organized under the Business Corporation Law provided that the Corporation is not formed to engage in any act or activity which requires the consent or approval of any state official, department, board, agency or other body, without such consent or approval first being obtained.

     3. The total number of shares that the Corporation may issue is 525,000,000, of which 500,000,000 shall be shares of Common Stock, par value $1.00 each, and 25,000,000 shall be shares of Preferred Stock, par value $1.00 each.


            (a) The holders of the Common Stock shall be entitled to one vote per share on all matters upon which stockholders are entitled to vote and shall not be entitled to any preference in the distribution of dividends or assets.

            (b) The Preferred Stock may be issued from time to time in series. Each share of a series shall be equal to every other share of the same series. The Board of Directors is authorized to establish and designate series and to fix the number of shares and the relative rights, preferences and limitations as between series, subject to such limitations as may be prescribed by law. In particular, the Board of Directors may establish, designate and fix the following with respect to each series of Preferred Stock:

                  (1) The distinctive serial designation of the shares of the series which shall distinguish those shares from the shares of all other series;

                  (2) The number of shares included in the series, which may be increased or decreased from time to time unless otherwise provided by the Board of Directors in creating the series;



                  (3) The annual dividend rate for the shares of the series and the date or dates upon which such dividends shall be payable;

                  (4) Whether dividends on the shares of the series shall be cumulative and, on the shares of any series having cumulative dividend rights, the date or dates or method of determining the date or dates from which dividends on the shares of the series shall be cumulative;

                  (5) The amount or amounts which shall be paid out of the assets of the Corporation to the holders of the shares of the series upon the involuntary liquidation, dissolution or winding up of the Corporation and upon the voluntary liquidation, dissolution or winding up of the Corporation;

                  (6) The price or prices at which, the period or periods within which and the terms and conditions upon which the shares of the series may be redeemed in whole or in part, at the option of the Corporation;

                  (7) The obligation, if any, of the Corporation to purchase or redeem shares of the series pursuant to a sinking fund and the price or prices at which, the period or periods within which and the terms and conditions upon which the shares of the series shall be redeemed, in whole or in part, pursuant to such sinking fund;

                  (8) The period or periods within which and the terms and conditions, if any, including the price or prices or the rate or rates of conversion and the terms and conditions of any adjustments thereof, upon which the shares of the series shall be convertible at the option of the holder into shares of any class of stock or into shares of any other series of Preferred Stock, except into a class of shares having rights or preferences as to dividends or distributions of assets upon liquidation which are prior or superior in rank to those of the shares being converted;

                  (9) The voting rights, if any, of the shares of the series in addition to those required by law, including the number of votes per share and the transaction of any business or of any specified item of business in connection with which the shares of the series shall vote as a class; and

                 (10) Any other relative rights, preferences, or limitations of the shares of the series not inconsistent herewith or with applicable law.


            (c)   ESOP CONVERTIBLE PREFERRED STOCK


Section 1.   Definitions, Designation and Issuance.

      1.01   Definitions.  For purposes of this subparagraph (c):

      "BCL" means the Business Corporation Law of the State of New York, as amended from time to time.

      "Board" means the Board of Directors of the Corporation or any authorized committee of the Board.



      "Code" means the Internal Revenue Code of 1986, as amended from time to time.

      "Common Stock" means the shares of common stock, par value $1.00 each, authorized by paragraph 3 of the Certificate of Incorporation of the Corporation.

      "Conversion Price" means $8.981 per share, as such may be adjusted from time to time as provided herein.

      "Dividend Payment Date" means the Quarterly Payment Date or such other dates as the Board may designate for payment of Preferred Dividends in conjunction with an election to cause Preferred Dividends to become payable on an annual or semi-annual basis.

      "Dividend Redemption" means a redemption of ESOP Shares, at the election of the Holder, in connection with any Preferred Dividend.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

      "ESOP Preferred Stock" or "ESOP Shares" means the ESOP Convertible Preferred Stock as designated in Subsection 1.02.

      "Holder" means the Trustee holding ESOP Shares.

      "Junior Stock" means the Common Stock and any series of stock ranking junior to the ESOP Preferred Stock as to dividends or upon dissolution.

      "Liquidation Price" means $8.981 per share as such may be subject to adjustment from time to time as provided herein.

      "Parity Stock" means any series of stock ranking on a parity with the ESOP Preferred Stock as to dividends.

      "Plan" means the Union Carbide Corporation Employee Stock Ownership Plan which forms a part of the Union Carbide Corporation Savings Program.

      "Preferred Dividend Rate" means the amount per year specified in Subsection 2.01, as such amount may be adjusted from time to time pursuant to the terms hereof.

      "Preferred Dividends" means cash dividends, when as and if declared by the Board out of funds legally available therefor, with respect to ESOP Preferred Stock.

      "Quarterly Payment Date" means, at any time that Preferred Dividends are paid on a quarterly basis, the dates determined from time to time by the Board pursuant to Subsection 2.01 for payment of Preferred Dividends.

      "Rights" means rights to purchase Common Stock (or other securities in lieu thereof) pursuant to the Rights Agreement between the Corporation and Chemical Bank, Rights Agent, as such agreement may be amended from time to time, or any rights issued to holders of Common Stock in addition thereto or in replacement therefor.

      "Special Redemption Price" means, in connection with a redemption pursuant to Subsection 7.01, a redemption price equal to the higher of (a) the


Liquidation Price per share of ESOP Preferred Stock on the date fixed for redemption and (b) the Fair Market Value (as defined in Subsection 9.01) of the number of shares of Common Stock into which each ESOP Share is convertible at the time the notice of such redemption is given, plus in either case an amount equal to accrued (whether or not accumulated) and unpaid dividends thereon to the date fixed for redemption.

      "Transfer" means any sale, transfer or other disposition of ESOP Shares other than to the Corporation.

      "Trustee" means a trustee or trustees acting on behalf of the trust established in connection with the Plan.

      1.02 Designation. Of the 25,000,000 authorized shares of Preferred Stock, par value $1.00 each, 16,668,893 shares shall be designated ESOP CONVERTIBLE PREFERRED STOCK. The Board may from time to time, by resolution, fix such number of shares to an increased or decreased number. However, no such decrease shall reduce the number of ESOP Shares to a number less than that number of ESOP Shares then outstanding. If the Corporation redeems or purchases any ESOP Shares, such ESOP Shares (a) shall remain issued and outstanding for all purposes (except that as long as such shares are held by the Corporation, no dividends shall be paid on such shares and they shall neither be entitled to vote nor counted for quorum purposes) and (b) may thereafter be transferred by the Corporation from time to time to the Trustee, and upon such transfer the voting and dividend rights of such shares shall be restored. However, the Corporation may, at the time of or at any time after such redemption or purchase, retire any such shares then held by the Corporation, and such shares shall then be restored to the status of authorized but unissued shares of Preferred Stock of the Corporation.

      1.03 Issuance. ESOP Shares shall be issued only to the Trustee. In the event of any Transfer to any person (including, without limitation, any participant in the Plan) other than (a) any Trustee or (b) any pledgee (other than the Corporation or any subsidiary of the Corporation) of such ESOP Shares acquiring such ESOP Shares as security for any loan or loans made to the Plan or to any Trustee, the ESOP Shares so Transferred shall, upon such Transfer and without any further action by the Corporation or the Holder, be automatically converted into shares of Common Stock at the Conversion Price and on the terms otherwise provided for conversions pursuant to Section 5. No such transferee shall have any of the voting powers, preferences and relative, participating, optional or special rights ascribed to the ESOP Shares hereunder, but, shall have only the powers and rights pertaining to the Common Stock into which such ESOP Shares shall be so converted. However, in the event of a foreclosure or other realization upon the ESOP Shares pledged as security for any loan or loans made to the Plan or to the Trustee (other than by the Corporation or any subsidiary of the Corporation), the pledged ESOP Shares so foreclosed or otherwise realized upon shall be converted automatically into shares of Common Stock at the Conversion Price and on the terms otherwise provided for conversions pursuant to Section 5. In the event of such a conversion, the transferee shall be treated for all purposes as the record holder of the shares of Common Stock into which the ESOP Shares shall have been converted as of the date of such conversion. Certificates representing ESOP Shares shall be legended to reflect the restrictions on transfer set forth above. Notwithstanding the foregoing provisions of this Subsection 1.03, ESOP Shares (x) may be converted into shares of Common Stock as provided by Section 5 and the shares of Common Stock issued upon such conversion may be transferred by the holder thereof as permitted by law and
(y) shall be redeemable by the Corporation upon the terms and conditions provided by Sections 6, 7 and 8.




Section 2.  Dividends and Distributions.

      2.01 Dividends. The Holder shall, subject to the provisions for adjustment hereinafter set forth, be entitled to receive Preferred Dividends payable in an amount initially equal to $0.794 per share per year, and no more, on a quarterly basis, on the last business day of each calendar quarter (or such later date not more than five business days thereafter as the Board may from time to time elect in its absolute discretion), beginning on the second Quarterly Payment Date occurring in 1994. However, the Board may in its absolute discretion elect to cause Preferred Dividends to become payable on an annual or semi-annual basis if such election is made effective during the period beginning on January 5 and ending on March 30 in each year. The Corporation shall give prompt notice to the Holder of (a) any election to cause Preferred Dividends to become payable on an annual or semi-annual basis and (b) the Dividend Payment Date from time to time determined by the Board. Preferred Dividends shall be made to the Holder at the opening of business on each applicable Dividend Payment Date.

      2.02 Cumulation. Dividends in respect of ESOP Shares shall begin to accrue from April 1, 1994, except that with respect to any ESOP Shares redeemed or purchased by the Corporation and then reissued, dividends shall accrue on such shares from their date of reissuance. Dividends shall accrue on a daily basis, whether or not the Corporation shall then have earnings or surplus (computed on the basis of a 360-day year of 30-day months in case of any period less than one year), based on the Preferred Dividend Rate then in effect. However, if the Board elects to cause Preferred Dividends to be payable on an annual or semi-annual basis, payments in respect of dividends on ESOP Preferred Stock made after the effective date of such election shall be computed using the Preferred Dividend Rate in effect on the Dividend Payment Date as determined by the Board. Accrued but unpaid Preferred Dividends shall cumulate as of the Dividend Payment Date on which they first become payable. No interest shall accrue on accumulated but unpaid Preferred Dividends.

      2.03 Distributions. So long as any ESOP Preferred Stock shall be outstanding, no dividend shall be declared or paid or set apart for payment on any Parity Stock unless there shall also be or have been declared and paid or set apart for payment on the ESOP Preferred Stock, like dividends for all dividend payment periods of the ESOP Preferred Stock ending on or before the dividend payment date of the Parity Stock, ratably in proportion to the respective amounts of dividends (a) accumulated and unpaid or payable on the Parity Stock, and (b) accumulated and unpaid through the dividend payment period or periods of the ESOP Preferred Stock next preceding such dividend payment date. The Corporation shall not declare or pay or set apart for payment any dividends or make any other distributions on, or make any payment on account of the purchase, redemption or other retirement of any Junior Stock until full cumulative dividends on the ESOP Preferred Stock shall have been declared and paid or set apart for payment when due. However, the foregoing sentence shall not apply to (x) any dividend or distribution payable solely in any shares of, or options, warrants or rights to subscribe for or purchase shares of, any Junior Stock or (y) the acquisition of shares of any Junior Stock in exchange solely for or by conversion solely into shares of any other Junior Stock or (z) any payment on account of the redemption of the Rights. Any Preferred Dividend shall first be credited against the earliest accumulated but unpaid dividend due with respect to ESOP Preferred Stock.




Section 3.  Liquidation Preference.

      3.01 Liquidation Price. In the event of any dissolution or liquidation of the Corporation, whether voluntary or involuntary, before any payment or distribution of the assets of the Corporation (whether capital or surplus) shall be made to or set apart for the holders of any series or class or classes of stock of the Corporation ranking junior to ESOP Preferred Stock upon dissolution or liquidation, the Holder shall be entitled to receive the Liquidation Price per share in effect at the time of dissolution or liquidation plus an amount equal to all dividends accrued (whether or not accumulated) and unpaid to the date of final distribution to such Holder, and such Holder shall not be entitled to receive any further payments. If, upon any dissolution or liquidation of the Corporation, the assets of the Corporation, or proceeds thereof, distributable to the Holder shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on any other series ranking, as to dissolution or liquidation, on a parity with ESOP Preferred Stock, then such assets, or the proceeds thereof, shall be distributed to the Holder and any other such shares ratably in accordance with the respective amounts that would be payable on the ESOP Preferred Stock and any other such shares if all amounts payable thereon were paid in full. For the purposes of this Section 3, neither (a) the consolidation or merger of the Corporation with or into one or more corporations, (b) the sale, transfer, lease or exchange (for cash, shares of equity stock, securities or other consideration) of all or substantially all of the assets of the Corporation, nor (c) the distribution to the shareholders of the Corporation of all or substantially all of the consideration for such sale shall be deemed to be a dissolution or liquidation (voluntarily or involuntarily), unless such consideration (apart from assumption of liabilities) or the net proceeds thereof consists substantially entirely of cash. After payment shall have been made in full to the Holder as provided in this Subsection 3.01 the Holder shall not be entitled to share in the remaining assets of the Corporation.


Section 4.  Ranking and Voting of Shares.

      4.01 Ranking. Unless otherwise provided in this Certificate of Incorporation, as the same may be amended, relating to any subsequent series of Preferred Stock, the ESOP Preferred Stock shall rank on a parity with all series of Preferred Stock as to dividends and as to the distribution of assets upon dissolution or liquidation.

      4.02  Voting Rights.  The Holder shall have the following voting rights:

               (i) The Holder shall be entitled to vote on all matters submitted to a vote of the shareholders of the Corporation, voting together with the holders of Common Stock as one class. The Holder shall be entitled to a number of votes equal to the number of shares of Common Stock into which the ESOP Shares could be converted on the record date for determining the shareholders entitled to vote. Whenever the Conversion Price is adjusted as provided in Section 9, the number of votes of the ESOP Shares shall also be correspondingly adjusted.

              (ii) Except as otherwise required by law or set forth herein, the Holder shall have no special voting rights and the consent of the Holder shall not be required (except to the extent the Holder is entitled to vote with holders of Common Stock as set forth herein) for the taking of any corporate action, including the issuance of any Preferred Stock now or hereafter authorized; provided, however, that the vote of at least a majority of the outstanding ESOP Shares, voting separately as a series, shall be necessary to authorize the amendment of the Certificate of Incorporation if the proposed amendment relates to any of the matters enumerated in Section 804 of the BCL.


Section 5.  Conversion into Common Stock.

      5.01 Conversion Price. The Holder shall be entitled to cause any or all of the ESOP Shares to be converted into shares of Common Stock at any time prior to the close of business on the date fixed for redemption of such shares pursuant to Sections 6, 7 or 8. The number of shares of Common Stock into which each ESOP Share may be converted shall be determined by dividing the Liquidation Price in effect at the time of conversion by the Conversion Price in effect at the time of conversion. The initial conversion rate is equivalent to one share of Common Stock for each ESOP Share, and is subject to adjustment as hereinafter provided.

      5.02 Surrender of Certificates. The Holder shall convert ESOP Shares into shares of Common Stock by surrender, if certificated, of the certificate or certificates representing the ESOP Shares being converted, duly assigned or endorsed for transfer to the Corporation (or accompanied by duly executed stock powers relating thereto), or if uncertificated, a duly executed stock power relating thereto. Such conversion shall be effected at the principal executive office of the Corporation. The certificate or certificates shall be accompanied by a notice of conversion which shall specify (a) the number of ESOP Shares to be converted, (b) the name or names in which the Common Stock and any ESOP Shares not to be so converted are to be issued, and (c) the address to which delivery is to be made of a confirmation of such conversion, if uncertificated, or any new certificates which may be issued upon such conversion, if certificated.

      5.03 Delivery of Common Stock Upon Conversion. The Corporation shall, upon receipt of a certificate representing the ESOP Shares for conversion, or if uncertificated, of a duly executed stock power relating thereto, issue and send by hand delivery (with receipt to be acknowledged) or by first class mail, to the Holder, at the address designated by the Holder, a certificate or certificates for, or if uncertificated, confirmation of, the number of shares of Common Stock to which the Holder shall be entitled upon conversion. If only part of the ESOP Shares surrendered are to be converted, the Corporation shall issue and deliver to the Holder a new certificate or certificates representing the number of ESOP Shares that shall not have been converted, or if uncertificated, confirmation of the number of ESOP Shares that shall not have been converted.

      5.04 Effective Date of Issuance of Common Stock. The issuance of shares of Common Stock upon conversion of ESOP Shares shall be effective as of the earlier of (a) the delivery to the Holder of the certificates representing the shares of Common Stock issued upon conversion thereof, if certificated, or confirmation, if uncertificated, and (b) the commencement of business on the second business day after the surrender of the certificate or certificates, if certificated, or a duly executed stock power, if uncertificated, for the ESOP Shares to be converted. The person or persons entitled to receive Common Stock issuable upon such conversion shall, on and after the effective date of conversion, be treated for all purposes as the record holder or holders of such shares of Common Stock, and no allowance or adjustment shall be made in respect of dividends payable to holders of Common Stock of record on any date prior to such effective date. The Corporation shall not be obligated to pay to the Holder any dividend that may have accrued or that may have been declared if the Dividend Payment Date for such dividend is on or subsequent to the effective date of conversion.

      5.05 No Fractional Shares. The Corporation shall not be obligated to deliver any fractional share of Common Stock issuable upon any conversion of ESOP Shares, but in lieu thereof may make a cash payment in respect thereof in any manner permitted by law.

      5.06 Common Stock Reserved. The Corporation shall at all times reserve and keep available out of its authorized and unissued Common Stock or treasury Common Stock, solely for issuance upon the conversion of ESOP Shares as herein provided, such number of shares of Common Stock as shall from time to time be issuable upon the conversion of all of the ESOP Shares then outstanding.

      5.07 Issuance of Rights. Whenever the Corporation shall issue shares of Common Stock upon conversion of ESOP Shares as contemplated by this Section 5, the Corporation shall issue together with each such share of Common Stock one Right, whether or not the Rights shall be exercisable at such time, but only if the Rights are issued and outstanding and held by other holders of Common Stock at such time and have not expired.


Section 6.  Redemption at the Option of the Corporation.

      6.01 Redemption After December 31, 1998. At the option of the Corporation, ESOP Preferred Stock shall be redeemable, in whole or in part, at any time after December 3l, 1998, out of funds legally available therefor, at a redemption price per share equal to the following percentages of the Liquidation Price in effect on the date fixed for redemption:

               During the Twelve-
               Month Period                  Percentage of
               Beginning January 1,          Liquidation Price

                     1999                        101.7750
                     2000                        100.8875

and thereafter at l00%, plus, in each case, an amount equal to all accrued (whether or not accumulated) and unpaid dividends thereon to the date fixed for redemption.

      6.02 Notice of Redemption. The Corporation shall deliver a notice of redemption to the Holder, by first class mail, mailed not less than 20 days nor more than 60 days prior to the redemption date. Each notice shall state:
(a) the redemption date; (b) the total number of ESOP Shares to be redeemed;
(c) the redemption price; (d) that the shares are to be surrendered at the principal office of the Corporation for payment of the redemption price; (e) that dividends on the shares to be redeemed will cease to accrue on such redemption date; (f) whether such redemption price will be paid in cash or in shares of Common Stock; and (g) the conversion rights of the shares to be redeemed, the period within which conversion rights may be exercised, and the Conversion Price and number of shares of Common Stock issuable upon conversion of an ESOP Share at such time.

      6.03 Redemption if Change in Tax Law or Plan Does Not Qualify. In the event that:



               (i) there shall be a change in the federal tax law or regulations of the United States of America or of an interpretation or application of such law or regulations or of a determination by a court of competent jurisdiction that in any case has the effect of precluding the Corporation from claiming (other than for purposes of calculating any alternative minimum tax) any of the tax deductions for dividends paid on the ESOP Preferred Stock when such dividends are used as provided under
      Section 404(k)(2) of the Code, as in effect on the date the ESOP Preferred Stock is initially issued, or

              (ii) the Corporation shall certify to the Holder that the Corporation has determined in good faith that the Plan either is not qualified as a "stock bonus plan" within the meaning of
      Section 401(a) of the Code or is not an "employee stock ownership plan" within the meaning of 4975(e)(7) of the Code,

then, notwithstanding anything to the contrary in Subsection 6.01, the Corporation may, in its sole discretion, at any time within one year after either of the foregoing events, elect either to:

           (a) redeem, out of funds legally available therefor, any or all of the ESOP Preferred Stock at a redemption price equal to the Liquidation Price per share on the date fixed for redemption, plus an amount equal to accrued (whether or not accumulated) and unpaid dividends thereon to the date fixed for redemption, or

           (b) exchange for any or all of such ESOP Shares, securities of at least equal value (as determined by an independent appraiser) that constitute "qualifying employer securities" with respect to the Holder within the meaning of Section 409(1) of the Code and Section 407(d)(5) of ERISA, or any successor provisions of law.

If the Corporation elects to redeem any or all of the ESOP Preferred Stock pursuant to clause (a) above, a notice of redemption shall be given as required in Subsection 6.02. If the Corporation elects to exchange securities for ESOP Preferred Stock pursuant to clause (b) above, it shall cause notice of such election to be sent to the Holder by first class mail, mailed not less than 20 days nor more than 60 days prior to the date of exchange. Each notice of election shall state: (i) the exchange date; (ii) the total number of ESOP Shares to be exchanged; (iii) the exchange rate; (iv) that the shares are to be surrendered for exchange at the principal office of the Corporation; and
(v) that dividends on the shares to be exchanged will cease to accrue on such exchange date.

      6.04 Redemption upon Termination of Plan. The Corporation may, in its sole discretion and notwithstanding anything to the contrary in Subsection 6.01, call for redemption any or all of the then outstanding ESOP Preferred Stock in the event that the Plan is, or contributions thereto are, terminated. Any such redemption shall be effected upon notice as required in Subsection
6.02. The redemption shall be made out of funds legally available therefor at a redemption price per share equal to the following percentages of the Liquidation Price in effect on the date fixed for redemption:



               During the Twelve-
               Month Period                Percentage of
               Beginning January 1,        Liquidation Price

                     1994                      106.2125
                     1995                      105.3250
                     1996                      104.4375
                     1997                      103.5500
                     1998                      102.6625
                     1999                      101.7750
                     2000                      100.8875

and thereafter at l00%, plus, in each case, an amount equal to all accrued (whether or not accumulated) and unpaid dividends thereon to the date fixed for redemption.

      6.05 Payment of Redemption Price. The Corporation, at its option, may make payment of the redemption price required upon redemption of ESOP Shares pursuant to this Section 6 in cash or in shares of Common Stock, or in a combination of such shares and cash. Any shares of Common Stock shall be valued for such purpose at their Fair Market Value (as defined in Subsection 9.01); provided, however, that in calculating their Fair Market Value, the Adjustment Period (as defined in Subsection 9.01) shall be deemed to be the five consecutive trading days preceding the date of redemption.

      6.06 Effect of Redemption. Upon surrender of the certificates, if certificated, for any shares called for redemption, or upon the date fixed for redemption, if uncertificated, the Corporation shall, unless such shares have previously been converted, redeem such shares as of the close of business on the date fixed for redemption and at the redemption price set forth in Subsection 6.01, 6.03 or 6.04 as the case may be. From and after the date fixed for redemption, dividends on ESOP Shares called for redemption will cease to accrue and all rights of the Holder in respect of such shares shall cease, except the right to receive the redemption price. Upon payment of the redemption price, such shares shall be deemed to have been transferred to the Corporation, to be held as provided in Subsection 1.02.


Section 7.  Redemption at the Option of the Holder.

      7.01 Redemption to Provide for Plan Distributions. The Corporation shall, unless otherwise provided by law, redeem ESOP Shares at the option of the Holder when and to the extent necessary for the Holder to provide for distributions required to be made under, or to satisfy an investment election provided to participants in accordance with, the Plan or any successor plan or in connection with a Dividend Redemption. The Holder may exercise such option, at any time and from time to time, by delivering notice to the Corporation not less than five business days prior to the date fixed for redemption by the Holder in such notice. The redemption shall be made at a redemption price equal to the Special Redemption Price, in shares of Common Stock legally available therefor or, at the election of the Corporation, may be made out of funds legally available therefor in cash or a combination of Common Stock and cash. Shares of Common Stock shall be valued for purposes of redemption pursuant to this Subsection 7.01 as provided by Subsection 6.05.
In the case of any Dividend Redemption, the Holder shall give the notice specified above on the tenth business day after the related Dividend Payment Date and such redemption shall be effective as to such number of ESOP Shares as shall equal (a) the aggregate amount of such Preferred Dividends paid with respect to ESOP Shares allocated or credited to the accounts of participants in the Plan or any successor plan that are used to repay any loan associated with such allocated or credited shares divided by (b) the Special Redemption Price specified above in this Subsection 7.01.

      7.02 Redemption to Satisfy Plan Obligations or if Plan Does Not Qualify Under Certain Circumstances. The Corporation shall, unless otherwise provided by law, redeem ESOP Shares upon certification by the Holder to the Corporation of the following events:

              (i) when and to the extent necessary for the Holder to make any payments of principal, interest or premium due and payable (whether voluntary, scheduled, upon acceleration or otherwise) upon any obligations of the trust established under the Plan in connection with the acquisition of ESOP Preferred Stock or any indebtedness, expenses or costs incurred by the Holder for the benefit of the Plan, or

             (ii) when and if it shall be established to the satisfaction of the Holder that the Plan has not initially been determined by the Internal Revenue Service to be qualified as a "stock bonus plan" and an "employee stock ownership plan" within the meaning of
      Section 401(a) or 4975(e) (7) of the Code, respectively.

The Holder may exercise such option at any time and from time to time upon notice to the Corporation given not less than five business days prior to the date fixed for redemption by the Holder in such notice. A redemption pursuant to Subsection 7.02 shall be made in shares of Common Stock legally available therefor, at a redemption price equal to the Liquidation Price plus an amount equal to accrued and unpaid dividends thereon to the date fixed for redemption. At the election of the Corporation, such redemption may instead be made out of funds legally available therefor in cash or a combination of Common Stock and cash. Any shares of Common Stock shall be valued for the purposes of redemption pursuant to this Subsection 7.02 as provided by Subsection 6.05.


Section 8.  Consolidation, Merger, etc.

      8.01 Exchange for Qualifying Employer Securities. If the Corporation shall consummate any consolidation or merger or similar transaction, however named, pursuant to which the outstanding shares of Common Stock are by operation of law exchanged solely for, or changed, reclassified or converted solely into, securities of any successor or resulting company (including the Corporation) that constitute "qualifying employer securities" with respect to the Holder within the meanings of Section 409(l) of the Code and Section 407(d) (5) of ERISA, or any successor provision of law, and, if applicable, for a cash payment in lieu of fractional shares, if any, then, in such event,

             (i) the terms of such consolidation or merger or similar transaction shall provide that the ESOP Shares shall be converted into or exchanged for and shall become preferred securities of such successor or resulting company, having in respect of such company insofar as possible (taking into account, without limitation, any requirements relating to the listing of such preferred securities on any national securities exchange or the qualification of such preferred securities for trading in any over-the-counter market) the same powers, preferences and relative, participating, optional or other special rights (including the redemption rights provided by Sections 6, 7 and 8), and the qualifications, limitations or restrictions thereon, that the ESOP Preferred Stock had immediately prior to such transaction,

            (ii) after such transaction each security into which the ESOP Shares are so converted or for which they are exchanged shall be convertible, pursuant to the terms and conditions provided by Subsection 5.01, into the number and kind of qualifying employer securities receivable by the Holder equivalent to the number of shares of Common Stock into which the ESOP Shares could have been converted pursuant to Subsection 5.01 immediately prior to such transaction,

           (iii) if by virtue of the structure of such transaction, a holder of Common Stock is required to make an election with respect to the nature and kind of consideration to be received in such transaction, which election cannot practicably be made by the Holder, then such election shall be deemed to be solely for "qualifying employer securities" (together, if applicable, with a cash payment in lieu of fractional shares) with the effect provided in clauses (i) and (ii) above on the basis of the number and kind of qualifying employer securities receivable by the Holder of the number of shares of Common Stock into which the ESOP Shares could have been converted pursuant to Subsection 5.01 immediately prior to such transaction (it being understood that if the kind or amount of qualifying employer securities receivable in respect of each share of Common Stock upon such transaction is not the same for each such share, then the kind and amount of qualifying employer securities deemed to be receivable in respect of each share of Common Stock for purposes of this clause (iii) shall be the kind and amount so receivable per share of Common Stock by a plurality of such shares), and

           (iv) the rights of the ESOP Preferred Stock as preferred equity of such successor or resulting company shall successively be subject to adjustments pursuant to Section 9 after any such transaction as nearly equivalent as practicable to the adjustments provided for by Section 9 prior to such transaction.

      The Corporation shall not consummate any such merger, consolidation or similar transaction unless all the terms of this Subsection 8.01 are complied with.

      8.02. Exchange for Non-Qualifying Employer Securities. If the Corporation shall consummate any consolidation or merger or similar transaction, however named, pursuant to which the outstanding shares of Common Stock are by operation of law exchanged for, or changed, reclassified or converted into, other shares or securities or cash or any other property, or any combination thereof, other than any such consideration which is constituted solely of qualifying employer securities that are common stock or common equity (as referred to in Subsection 8.01) and cash payments, if applicable, in lieu of fractional shares or other interests, the outstanding ESOP Shares shall, without any action on the part of the Corporation or the Holder thereof (but subject to Subsection 8.03), be automatically converted immediately prior to the consummation of such merger, consolidation or similar transaction into shares of Common Stock at the Conversion Price then in effect.



      8.03. Redemption Alternative. If the Corporation shall enter into any agreement providing for any consolidation or merger or similar transaction described in Subsection 8.02, then the Corporation shall as soon as practicable thereafter (and in any event at least ten business days before consummation of such transaction) give notice of such agreement and the material terms thereof to the Holder. The Holder may elect, by notice of redemption to the Corporation, to receive, upon consummation of such transaction, in lieu of any cash or other securities which such holder would otherwise be entitled to receive under Subsection 8.02, a cash payment equal to a redemption price per share determined pursuant to Subsection 6.04, plus an amount equal to accrued (whether or not accumulated) and unpaid dividends thereon to the date fixed for such transaction. The cash payment shall be paid out of funds legally available therefor, by the Corporation or the successor of the Corporation, in redemption of the ESOP Preferred Stock. No such notice of redemption shall be effective unless delivered to the Corporation prior to the close of business of the fifth business day prior to consummation of such transaction, unless the Corporation or the successor of the Corporation shall waive such prior notice. The Holder may withdraw the notice of redemption by delivery of a notice of withdrawal to the Corporation at any time prior to the close of business on the fifth business day prior to consummation of such transaction.


Section 9.  Anti-dilution Adjustments.

      9.01 Definitions. For purposes of this Section 9, the following definitions shall apply:

      "Adjustment Period" means the period of five consecutive trading days, selected by the Corporation, during the 20 trading days preceding, and including, the date as of which the Fair Market Value of a security is to be determined.

      "Current Market Price" means with respect to publicly traded shares of Common Stock or any other class of capital stock or other security of the Corporation or any other issuer, for a day, the last reported sales price, regular way, or, in case no sale takes place on such day, the average of the reported closing bid and asked prices, regular way, in either case as reported on the New York Stock Exchange Composite Tape or, if such security is not listed on the New York Stock Exchange, on the principal national securities exchange on which such security is listed, if not listed on any national securities exchange, on the National Association of Securities Dealers Automated Quotation System ("NASDAQ") National Market System or, if such security is not quoted on such National Market System, the average of the closing bid and asked prices on such day in the over-the-counter market as reported by NASDAQ or, if bid and asked prices for such security on such day shall not have been reported through NASDAQ, the average of the bid and asked prices for such day as furnished by any New York Stock Exchange member firm regularly making a market in such security selected for such purpose by the Corporation.

      "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

      "Extraordinary Distribution" means any dividend or other distribution to holders of Common Stock (effected while any of the ESOP Shares are outstanding) of (i) any shares of capital stock of the Corporation (other than shares of Common Stock), other securities of the Corporation (other than securities of the type referred to in Subsection 9.03), evidences of indebtedness of the Corporation or any other person or any other property (including shares of any subsidiary of the Corporation), or (ii) cash, or any combination of the foregoing, where the aggregate amount of such cash dividend or other distribution together with the amount of all cash dividends and other distributions made during the preceding period of twelve months, when combined with the aggregate amount of all Pro Rata Repurchases (for this purpose, including only that portion of the aggregate purchase price of such Pro Rata Repurchase that is in excess of the Fair Market Value of the Common Stock repurchased as determined on the applicable expiration date (including all extensions thereof) of any tender offer or exchange offer that is a Pro Rata Repurchase, or the date of purchase with respect to any other Pro Rata Repurchase that is not a tender offer or exchange offer) made during such period, exceeds 12.5% of the aggregate Fair Market Value of all shares of Common Stock outstanding on the day before the ex-dividend date with respect to such Extraordinary Distribution that is paid in cash and on the distribution date with respect to an Extraordinary Distribution that is paid other than in cash.

      The Fair Market Value of an Extraordinary Distribution for purposes of Subsection 9.05 shall be the sum of the Fair Market Value of such Extraordinary Distribution plus the aggregate amount of any cash dividends or other distributions that are not Extraordinary Distributions made during such twelve month period and not previously included in the calculation of an adjustment pursuant to Subsection 9.05, but shall exclude the aggregate amount of regular quarterly dividends declared by the Board and paid by the Corporation in such twelve month period.

      "Fair Market Value" means,

              (i) as to shares of Common Stock or any other class of capital stock or securities of the Corporation or any other issuer that are publicly traded, the average of the Current Market Price of such shares or securities for each day of the Adjustment
      Period, and

             (ii) as to any security that is not publicly traded or of any other property means the fair value thereof as determined by an independent investment banking or appraisal firm experienced in the valuation of such securities or property selected in good faith by the Corporation, or, if no such investment banking or appraisal firm is in the good faith judgment of the Corporation available to make such determination, as determined in good faith by the Corporation.

      "Non-Dilutive Amount" means, in respect of an issuance, sale or exchange by the Corporation of any right or warrant to purchase or acquire shares of Common Stock (including any security convertible into or exchangeable for shares of Common Stock), the difference between (a) the product of the Fair Market Value of a share of Common Stock on the day preceding the first public announcement of such issuance, sale or exchange multiplied by the maximum number of shares of Common Stock that could be acquired on such date upon the exercise in full of such rights or warrants (including upon the conversion or exchange of all such convertible or exchangeable securities), whether or not exercisable (or convertible or exchangeable) at such date, and (b) the aggregate amount payable pursuant to such right or warrant to purchase or acquire such maximum number of shares of Common Stock including the amount paid to acquire such right or warrant: provided, however, that in no event shall the Non-Dilutive Amount be less than zero. For purposes of the foregoing, in the case of a security convertible into or exchangeable for shares of Common Stock, the amount payable pursuant to a right or warrant to purchase or acquire shares of Common Stock shall be the Fair Market Value of such security on the date of the issuance, sale or exchange of such security by the Corporation.

      "Pro Rata Repurchase" means any purchase of shares of Common Stock by the Corporation or any subsidiary thereof, whether for cash, shares of capital stock or other securities of the Corporation, evidences of indebtedness of the Corporation or any other person or any other property (including shares of a subsidiary of the Corporation), or any combination thereof, effected while any of the ESOP Shares are outstanding, pursuant to any tender offer or exchange offer subject to Section 13(e) of the Exchange Act, or any successor provision of law, or pursuant to any other offer available to substantially all holders of Common Stock. However, no purchase of shares by the Corporation or any subsidiary thereof made in open market transactions shall be deemed a Pro Rata Repurchase. For purposes of this Subsection 9.01, shares shall be deemed to have been purchased by the Corporation or any subsidiary thereof "in open market transactions" if they have been purchased (a) substantially in accordance with the requirements of Rule 10b-18 as in effect under the Exchange Act on the date the ESOP Shares are initially issued by the Corporation or (b) on such other terms and conditions as the Corporation shall have determined are reasonably designed to prevent such purchases from having a material effect on the trading market for the Common Stock.

      "Special Dividend" means a dividend in respect of ESOP Preferred Stock in shares of ESOP Preferred Stock.

      9.02  Stock Dividend/Stock Split/Recapitalization.

              (i) Subject to the provisions of Subsections 9.06 and 9.07, in the event the Corporation shall, at any time or from time to time while any of the ESOP Shares are outstanding, (a) pay a dividend or make a distribution in respect of the Common Stock in shares of Common Stock or (b) subdivide the outstanding shares of Common Stock into a greater number of shares, in each case whether by reclassification of shares, recapitalization of the Corporation (excluding a recapitalization or reclassification effected by a merger or consolidation to which Section 8 applies) or otherwise, then, in such event, the Board shall, to the extent legally permissible, declare a Special Dividend in such a manner that the Holder will become a holder of that number of ESOP Shares equal to the product of the number of shares held prior to such event multiplied by a fraction (the "Section 9.02 Fraction") as follows:

                                      NA
                                     ____

                                      NB

           Where:

           NA = Number of shares of Common Stock outstanding immediately after such event.

           NB = Number of shares of Common Stock outstanding immediately before such event.

A Special Dividend declared pursuant to this Subsection 9.02 shall be effective, upon payment of such dividend or distribution in respect of the Common Stock, as of the record date for the determination of shareholders entitled to receive such dividend or distribution (on a retroactive basis), and in the case of a subdivision shall become effective immediately as of the effective date thereof. Concurrently with the declaration of the Special Dividend pursuant to this Subsection 9.02, the Conversion Price, the Liquidation Price and the Preferred Dividend Rate of all ESOP Shares shall be adjusted by dividing the Conversion Price, the Liquidation Price and the Preferred Dividend Rate, respectively, in effect immediately before such event by the Section 9.02 Fraction.

              (ii) Subject to the provisions of Subsections 9.06 and 9.07, in the event the Corporation shall, at any time or from time to time while any of the ESOP Shares are outstanding, combine the outstanding shares of Common Stock into a lesser number of shares, whether by reclassification of shares, recapitalization of the Corporation (excluding a recapitalization or reclassification effected by a merger, consolidation or other transaction to which
      Section 8 applies) or otherwise, then, in such event and effective immediately as of the effective date of such combination, the Holder will become a holder of that number of ESOP Shares equal to the number of ESOP Shares held prior to such event multiplied by the Section 9.02 Fraction. Concurrently, the Conversion Price, the Liquidation Price and the Preferred Dividend Rate of all ESOP
      Shares shall automatically be adjusted by dividing the Conversion Price, the Liquidation Price and the Preferred Dividend Rate, respectively, in effect immediately before such event by the
      Section 9.02 Fraction.

      9.03 Rights or Warrants to Purchase Common Stock. Subject to the provisions of Subsections 9.06 and 9.07, in the event the Corporation shall, at any time or from time to time while any of the ESOP Shares are outstanding, issue to holders of shares of Common Stock as a dividend or distribution, including by way of a reclassification of shares or a recapitalization of the Corporation, any right or warrant to purchase shares of Common Stock (but not including as a right or warrant for this purpose any security convertible into or exchangeable for shares of Common Stock) for a consideration having a Fair Market Value per share less than the Fair Market Value of a share of Common Stock on the date of issuance of such right or warrant (other than pursuant to any employee or director incentive, compensation or benefit plan of the Corporation or any subsidiary of the Corporation heretofore or hereafter adopted), then, in such event, the Board shall, to the extent legally permissible, declare a Special Dividend in such a manner that the Holder will become a holder of that number of ESOP Shares equal to the product of the number of shares held prior to such event multiplied by a fraction (the "Section 9.03 Fraction") as follows:

                                NB + M
                                ______

                                NB + F

            Where:

            NB = Number of shares of Common Stock outstanding immediately before such issuance of rights or warrants.

             M = Maximum number of shares of Common Stock that could be acquired upon exercise in full of all such rights and warrants.



             F = Number of shares of Common Stock that could be purchased at the Fair Market Value of a share of Common Stock at the time of such issuance for the maximum aggregate consideration payable upon exercise in full of all rights and warrants.

A Special Dividend declared pursuant to this Section 9.03 shall be effective upon such issuance of rights or warrants. Concurrently with the declaration of the Special Dividend pursuant to this Section 9.03, the Conversion Price, the Liquidation Price and the Preferred Dividend Rate of all ESOP Shares shall be adjusted by dividing the Conversion Price, the Liquidation Price and the Preferred Dividend Rate, respectively, in effect immediately before such event by the Section 9.03 Fraction.

      9.04  Sale of Common Stock for less than Fair Market Value.

             (i) Subject to the provisions of Subsections 9.06 and 9.07, in the event the Corporation shall, at any time or from time to time while any of the ESOP Shares are outstanding, issue, sell or exchange shares of Common Stock (other than pursuant to (a) any right or warrant to purchase or acquire shares of Common Stock (including as such a right or warrant any security convertible into or exchangeable for shares of Common Stock) or (b) any employee or director incentive, compensation or benefit plan or arrangement of the Corporation or any subsidiary of the Corporation heretofore or hereafter adopted) for a consideration per share less than the Fair Market Value of a share of Common
      Stock on the date of such issuance, sale or exchange, then, in such event, the Board shall, to the extent legally permissible, declare a Special Dividend in such a manner that the Holder will become a holder of that number of ESOP Shares equal to the product of the number of shares held prior to such event multiplied by a fraction (the "Section 9.04(i) Fraction") as follows:

                                     NB + I
                                     ______

                                     NB + F

            Where:

            NB = Number of shares of Common Stock outstanding immediately before such issuance, sale or exchange.

             I = Number of shares of Common Stock so issued, sold or exchanged.

             F = Number of shares of Common Stock that could be purchased at Fair Market Value of a share of Common Stock at the time of such issuance, sale or exchange for the maximum aggregate consideration paid therefor.

            (ii) Subject to the provisions of Subsections 9.06 and 9.07, in the event the Corporation shall, at any time or from time to time while any of the ESOP Shares are outstanding, issue, sell or exchange any right or warrant to purchase or acquire shares of Common Stock (including as such a right or warrant any security convertible into or exchangeable for shares of Common Stock) other than pursuant to (a) any employee or director incentive, compensation or benefit plan or arrangement of the Corporation or any subsidiary of the Corporation heretofore or hereafter adopted or (b) any dividend or distribution on shares of Common Stock contemplated in Subsection 9.02 for a consideration having a Fair Market Value, on the date of such issuance, sale or exchange, less than the Non-Dilutive Amount, then, in such event, the Board shall, to the extent legally permissible, declare a Special Dividend in such manner that the Holder will become a holder of that number of ESOP Shares equal to the product of the number of shares held prior to such event times a fraction (the "Section
      9.04 (ii) Fraction") as follows:

                                    NB + M
                                    ______

                                    NB + N

            Where:

            NB = Number of shares of Common Stock outstanding immediately before such issuance of rights or warrants.

             M = Maximum number of shares of Common Stock that could be acquired upon exercise in full of all such rights and warrants.

             N = Number of shares of Common Stock that could be purchased at the Fair Market Value of a share of Common Stock at the time of such issuance for the total of (x) the maximum aggregate consideration payable at the time of the issuance, sale or exchange of such right or warrant and (y) the maximum aggregate consideration payable upon exercise in full of all such rights or warrants.

A Special Dividend declared pursuant to this Subsection 9.04 shall be effective upon the effective date of such issuance, sale or exchange. Concurrently with the declaration of the Special Dividend pursuant to this Subsection 9.04, the Conversion Price, the Liquidation Price and the Preferred Dividend Rate of all ESOP Shares shall be adjusted by dividing the Conversion Price, the Liquidation Price and the Preferred Dividend Rate, respectively, in effect immediately before such event by the Section 9.04(i) Fraction or
Section 9.04(ii) Fraction, as the case may be.

      9.05  Extraordinary Distribution/Pro Rata Repurchase.

             (i) Subject to the provisions of Subsections 9.06 and 9.07, in the event the Corporation shall, at any time or from time to time while any of the ESOP Shares are outstanding, make an Extraordinary Distribution in respect of the Common Stocks, whether by dividend, distribution, reclassification of shares or recapitalization of the Corporation (including capitalization or reclassification effected by a merger or consolidation to which
      Section 8 does not apply), then, in such event, the Board shall, to the extent legally permissible, declare a Special Dividend in such a manner that the Holder will become a holder of that number of ESOP Shares equal to the product of the number of such shares held prior to such event times a fraction (the "Section 9.05(i) Fraction") as follows:

                                    NB x F
                               ________________

                                   (NB x F) - D



            Where:

            NB = Number of shares of Common Stock outstanding immediately before such Extraordinary Distribution.

             F = The Fair Market Value of a share of Common Stock on the day before the ex-dividend date with respect to an Extraordinary Distribution that is paid in cash and on the distribution date with respect to an Extraordinary Distribution that is paid in other than cash.

             D =  The Fair Market Value of the Extraordinary Distribution.

            (ii) Subject to the provisions of Subsections 9.06 and 9.07, in the event the Corporation shall, at a any time or from time to time while any of the ESOP Shares are outstanding, effect a Pro
      Rata Repurchase of Common Stock, then in such event, the Board shall, to the extent legally permissible, declare a Special
      Dividend in such a manner that the Holder will become the holder of the number of ESOP Shares equal to the product of the number of such shares held prior to such event times a fraction (the Section 9.05(ii) Fraction") as follows:

                                    (NB - R) x F
                                  ________________

                                    (NB x F) - A

            Where:

            NB = Number of shares of Common Stock outstanding immediately before such Pro Rata Repurchase.

             R = Number of shares of Common Stock repurchased by the Corporation.

             F = The Fair Market Value of a share of Common Stock on the applicable expiration date (including all extensions thereof) of any tender offer that is a Pro Rata Repurchase or on the date of purchase with respect to any Pro Rata Repurchase that is not a tender offer.

             A = The Fair Market Value of the aggregate purchase price of the Pro Rata Repurchase.

The Corporation shall deliver to the Holder (a) notice of its intent to make any Extraordinary Distribution and (b) notice of any offer by the Corporation to make a Pro Rata Repurchase, in each case at the same time as, or as soon as practicable after, such offer is first communicated to holders of Common Stock or, in the case of an Extraordinary Distribution, the announcement of a record date in accordance with the rules of any stock exchange on which the Common Stock is listed or admitted to trading. Such notice shall set forth the intended record date and the amount and nature of such dividend or distribution, or, if a Pro Rata Repurchase, (x) the number of shares subject to such offer, (y) the purchase price payable by the Corporation pursuant to such offer, and (z) the Conversion Price and the number of shares of Common Stock into which an ESOP Share may be converted at such time. Concurrently with a Special Dividend paid pursuant to this Subsection 9.05, the Conversion Price, the Liquidation Price and the Preferred Dividend Rate of all ESOP Shares shall be adjusted by dividing the Conversion Price, the Liquidation Price and the Preferred Dividend Rate, respectively, in effect immediately before such Extraordinary Distribution or Pro Rata Repurchase by the Section 9.05(i) Fraction or Section 9.05(ii) Fraction, as the case may be.

      9.06 Adjustment Alternatives. Notwithstanding any other provision of this Section 9, the Corporation shall not be required to make (a) any Special Dividend, combination of shares or any adjustment of the Conversion Price, the Liquidation Price or the Preferred Dividend Rate unless such Special Dividend, combination of shares or adjustment would require an increase or decrease of at least one percent in the number of ESOP Shares outstanding, or, (b) if no additional ESOP Shares are issued, any adjustment of the Conversion Price unless such adjustment would require an increase or decrease of at least one percent in the Conversion Price. Any lesser Special Dividend, combination of shares or adjustment shall be carried forward and shall be made no later than the time of, and together with, the next subsequent Special Dividend, combination of shares or adjustment which, together with any Special Dividend or Dividends, adjustment or adjustments so carried forward, shall amount to an increase or decrease of at least one percent of the number of ESOP Shares outstanding or, if no additional ESOP Shares are being issued, an increase or decrease of at least one percent of the Conversion Price, whichever the case may be.

      9.07 Alternative to Special Dividend. The Corporation and the Board shall each use their best efforts to take all necessary steps or to take all actions as are reasonably necessary or appropriate for declaration of any Special Dividend or combination of shares provided in this Section 9, but shall not be required to call a special meeting of shareholders in order to implement the provisions thereof. If for any reason the Board is precluded from giving full effect to the Special Dividend provided in this Section 9, then no such Special Dividend shall be declared, but instead the Conversion Price shall automatically be adjusted by dividing the Conversion Price in effect immediately before the relevant event by the applicable Section 9.02,
Section 9.03, Section 9.04(i), Section 9.04(ii), Section 9.05(i) or Section 9.05(ii) Fraction, and the Liquidation Price and the Preferred Dividend Rate will not be adjusted. An adjustment to the Conversion Price made pursuant to this Subsection 9.07 shall be given effect, (a) in the case of a payment of a dividend or distribution under Subsection 9.02(i), upon payment thereof as of the record date for the determination of holders entitled to receive such dividend or distribution (on a retroactive basis), and, in the case of a subdivision under Subsection 9.02(ii), immediately as of the effective date thereof, (b) in the case of Subsection 9.03, upon such issuance of rights or warrants,(c) in the case of Subsection 9.04, upon the effective date of a such issuance, sale or exchange, (d) in the case of an Extraordinary Distribution under Subsection 9.05(i), as of the record date for the determination of holders entitled to receive such Extraordinary Distribution (on a retroactive basis) and (e) in the case of a Pro Rata Repurchase under Subsection 9.05(ii), upon the expiration date thereof (if such Pro Rata Repurchase is a tender offer) or the effective date thereof (if such Pro Rata Repurchase is not a tender offer). If subsequently the Board is able to give full effect to the Special Dividend as provided in Subsections 9.02, 9.03, 9.04 or 9.05, then such Special Dividend will be declared and other adjustments will be made in accordance with the provisions of the applicable Subsection and the adjustment in the Conversion Price as provided in this Subsection 9.07 will automatically be reversed and nullified prospectively.

      9.08 Equitable Adjustments. If (a) the Corporation shall make any dividend or distribution on the Common Stock or issue any Common Stock, other capital stock or other security of the Corporation or any rights or warrants to purchase or acquire any such security or effect any other similar corporate change, or (b) the Corporation shall otherwise be recapitalized, reorganized or restructured, and in either case the transaction (x) does not result in an adjustment pursuant to the foregoing provisions of this Section 9 or (y) does result in an adjustment pursuant to such provisions but the Board, in its sole discretion, determines that under the circumstances the adjustment is inadequate, then in either case the Board may, in its sole discretion, determine whether an equitable adjustment should be made or an additional equitable adjustment should be made in respect of such transaction. If in such case the Board determines that some type of adjustment should be made, an adjustment shall be made effective as of such date as determined by the Board.

      The Corporation shall be entitled, but not required, to make such additional adjustments, in addition to the foregoing provisions of this
Section 9, as shall be necessary in order that any dividend or distribution in shares of capital stock of the Corporation, subdivision, reclassification or combination of shares of the Corporation or any recapitalization of the Corporation shall not be taxable to the holders of the Common Stock.

      A determination of the Board made pursuant to this Subsection 9.08 shall be final and binding on the Corporation and all shareholders of the Corporation.

      If the Corporation shall be required to (a) declare a Special Dividend or combination of shares and effect concurrent adjustments or (b) effect any adjustments in lieu of a Special Dividend, in each case pursuant to this
Section 9, the Board may, in its sole discretion, modify the amount of the Special Dividend or combination of shares or any required adjustment for the benefit of the Holder to such extent as the Board deems equitable.

      9.09 Documentation of Adjustments. Whenever an adjustment increasing the number of ESOP Shares outstanding is required pursuant hereto, the Board shall take action as is necessary so that a sufficient number of ESOP Shares are designated with respect to such increase resulting from such adjustment. Whenever an adjustment to the Conversion Price, the Liquidation Price or the Preferred Dividend Rate of the ESOP Preferred Stock is required pursuant hereto, the Corporation shall forthwith place on file with the transfer agent for the Common Stock and with the Treasurer of the Corporation a statement signed by the Treasurer or any Assistant Treasurer of the Corporation stating the adjusted Conversion Price, Liquidation Price and Preferred Dividend Rate determined as provided herein. Such statement shall set forth in reasonable detail such facts as shall be necessary to show the reason and the manner of computing such adjustment, including any determination of Fair Market Value involved in such computation. Promptly after each adjustment to the number of ESOP Shares outstanding, the Conversion Price, the Liquidation Price or the Preferred Dividend Rate, the Corporation shall mail a notice to the Holder stating the then prevailing number of ESOP Shares outstanding, the Conversion Price, the Liquidation Price and the Preferred Dividend Rate.


Section 10.  Miscellaneous.

      10.01 Notices. All notices referred to herein shall be in writing. All notices hereunder shall be deemed to have been given upon the earlier of receipt thereof or three business days after the mailing thereof. Notices shall be addressed: (a) if to the Corporation, to its office at 39 Old Ridgebury Road, Danbury, Connecticut 06817-0001 (Attention: Secretary), (b) if to the Holder, at the address of the Holder as listed in the stock record books of the Corporation (which may include the records of any transfer agent for Common Stock) or (c) to such other address as the Corporation or the Holder, as the case may be, shall have designated by notice similarly given.



      10.02 Stamp Taxes. The Corporation shall pay any and all stock transfer and documentary stamp taxes that may be payable in respect of any issuance or delivery of ESOP Shares or shares of Common Stock or other securities issued on account of ESOP Shares pursuant thereto or certificates representing such shares or securities. The Corporation shall not, however, be required to pay any such tax which may be payable in respect of any transfer involved in the issuance or delivery of ESOP Shares or Common Stock or other securities in a name other than that in which the ESOP Shares with respect to which such shares or other securities are issued or delivered were registered, or in respect of any payment to any person with respect to any such shares or securities other than a payment to the registered holder thereof, and shall not be required to make any such issuance, delivery or payment unless and until the person otherwise entitled to such issuance, delivery or payment has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid or is not payable.

      10.03 Failure to Designate Recipient. In the event that the Holder shall not, by notice, designate the name in which shares of Common Stock to be issued upon conversion or exchange should be registered, or to whom payment upon redemption of ESOP Shares should be made or the address to which the certificate or certificates representing such shares, or such payment, should be sent, the Corporation shall be entitled to register such shares, and make such payment, in the name of the Holder and to send the certificate or certificates or other documentation representing such shares, or such payment, to the address of the Holder.


      4. The holders of shares of stock of the Corporation shall have no preemptive rights to purchase any shares of stock or any other securities of the Corporation.

      5. The number of directors of the Corporation shall be fixed and may from time to time be increased or decreased by resolution or other action of the Board of Directors, but in no event shall the number of directors be less than three or more than 19.

      6. The office of the Corporation is to be located in the City of New York, County of New York. The Secretary of State of the State of New York is designated as the agent of the Corporation upon whom process in any action or proceeding against it may be served, and the address without the State to which the Secretary of State shall mail a copy of process in any action or proceeding against the Corporation which may be served upon him is:

                        Secretary
                        Union Carbide Corporation
                        39 Old Ridgebury Road
                        Danbury, Connecticut 06817-0001

      7. The By-laws may be adopted, amended or repealed by the stockholders, or by the Board of Directors by a vote of a majority of the entire Board.

      8. A person who is or was a director of the Corporation shall not be liable to the Corporation or its stockholders for damages for any breach of duty in such capacity, except to the extent such liability may not be eliminated or limited by applicable law from time to time in effect.

      IN WITNESS WHEREOF, the undersigned have signed this Restated Certificate of Incorporation this 2nd day of May, 1994 and affirm the statements contained herein as true under the penalties of perjury.



                                          ______________________________
                                          William H. Joyce
                                          President



                                          ______________________________
                                          John Macdonald
                                          Assistant Secretary